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                                                                   Exhibit 10.19

                              BRIDGE LOAN AGREEMENT

     THIS BRIDGE LOAN AGREEMENT (this "Agreement") is made this 24th day of January, 2003, by and among AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation ("Borrower"), TECORE, INC., a Texas corporation ("Tecore") and SCP PRIVATE EQUITY PARTNERS II, L.P., a Delaware limited partnership ("SCP" and, together with Tecore, the "Lenders" and each a "Lender").

                              W I T N E S S E T H:

     WHEREAS, the Lenders and Borrower have agreed upon the terms and conditions of an investment (the "Investment") by the Lenders in Borrower, as set forth in the Term Sheet attached hereto as Exhibit A (the "Term Sheet"); and

     WHEREAS, to provide Borrower with sufficient working capital while the Lenders and Borrower prepare the documentation necessary and appropriate to consummate the Investment and obtain all necessary approvals from stockholders and third parties, the Lenders have agreed to provide Borrower with a temporary loan;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the Lenders, intending to be legally bound, agree as follows:

                                ARTICLE I - LOANS

     1.1. Each of the Lenders, severally, and not jointly and severally, agrees, on the terms and conditions of this Agreement, to make loans to Borrower in an amount up to Three Million Dollars ($3,000,000) (the "Commitment"), subject to the further terms hereof. Upon the execution and delivery of this Agreement, each Lender shall loan to Borrower the amount of $800,000 (the "Initial Amount"). The balance of the Commitment may be drawn down by Borrower (in equal amounts from each Lender), in its discretion, upon compliance with the conditions set forth in Exhibit B.

     1.2. Borrower has authorized the issuance of promissory notes made in favor of each Lender by Borrower, which shall be in the form set forth in Exhibit C attached hereto, and are herein referred to individually as a "Note" and collectively as the "Notes". The loans made by the Lenders shall be repaid, by cash payments, with simple interest thereon at the annual rate of two percent (2%) plus the "Prime Rate" (defined below) in effect from time to time, in accordance with the terms and provisions in the Notes or otherwise set forth herein, and payable to the order of each Lender 120 days after the date hereof or such other date as may be agreed upon in a written instrument signed by all parties. For the purposes hereof, the "Prime Rate" shall be the "Prime Rate" quoted in the "Money Rates" section of The Wall Street Journal from time to time.

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                              ARTICLE II - SECURITY

     As collateral security for Borrower's obligations hereunder and under the Notes, Borrower will grant and pledge a security interest in all of its assets to the Lenders, upon the terms and conditions of a Security Agreement in the form set forth in Exhibit D attached hereto, which is being executed and delivered simultaneously herewith.

            ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BORROWER

     Borrower represents and warrants as follows:

     3.1. Organization. Borrower is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

     3.2. Authorization. All corporate action on the part of Borrower and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of Borrower under this Agreement, the Notes, and the Security Agreement have been taken. This Agreement, the Notes, and the Security Agreement, when executed and delivered by Borrower shall constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and the enforcement of debtors' obligations generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

     3.3. Absence of Conflicts. The execution, delivery and performance of this Agreement is not in conflict with nor constitutes a breach of any provision contained in Borrower's organizational documents, nor will it constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound.

     3.4. Consents and Approvals. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities and agencies that are necessary for the continued operation of Borrower's business as currently conducted, or are required by law.

     3.5. Capitalization. The authorized and outstanding capital of Borrower is described on Schedule 3.5 attached hereto. Except as set forth on Schedule 3.5, there are no subscriptions, convertible securities, options, warrants or other rights (contingent or otherwise) currently outstanding to purchase any of the authorized but unissued capital stock of Borrower. Except as set forth in
Schedule 3.5, Borrower has no obligation to issue shares of its capital stock, or subscriptions, convertible securities, options, warrants, or other rights (contingent or otherwise) to purchase any shares of its capital stock or to distribute to holders of any of its equity securities, any evidence of indebtedness or asset. The stockholders of Borrower, the holders of any outstanding

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subscriptions, convertible securities, options, warrants and other similar rights and the number of shares of Common Stock, Preferred Stock, subscriptions, convertible securities, options and warrants held by each are accurately and completely set forth in Schedule 3.5.

     3.6. Litigation. Except as disclosed on Schedule 3.6, there are no actions, suits, claims, investigations, arbitrations or other legal or administrative proceedings, to the Knowledge of Borrower, threatened against Borrower at law or in equity, and to Borrower's Knowledge, there is no basis for any of the foregoing. Except as disclosed on Schedule 3.6, there are no unsatisfied judgments, penalties or awards against or affecting Borrower or its businesses, properties or assets. Except as disclosed on Schedule 3.6, Borrower is not in default, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by Borrower with respect to any order, writ, injunction or decree known to or served upon Borrower of any court or of any foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as disclosed on Schedule 3.6, there is no action or suit by Borrower pending or threatened against others. Except as disclosed on Schedule 3.6, Borrower has complied with all laws, rules, regulations and orders applicable to its current business, operations, properties, assets, products and services the violation of which would have a material adverse effect. There is no existing law, rule, regulation or order, and Borrower has no Knowledge of any proposed law, rule, regulation or order, whether foreign, federal or state, that would prohibit or materially restrict Borrower from, or otherwise materially adversely affect Borrower in, conducting its businesses in any jurisdiction in which it is now conducting business. As defined in this Agreement, "Knowledge" of Borrower means the actual knowledge by a director or officer of Borrower of a particular fact or circumstance or such knowledge as may reasonably be imputed to such person as a result of his actual knowledge of other facts or circumstances.

     3.7. Business Plan. Borrower has provided to the Lenders an updated business plan, dated January 18, 2003 (the "Plan"). To Borrower's Knowledge, the factual assumptions underlying the Plan are correct, and the assumptions in the Plan with respect to future operations are reasonable.

     3.8. SEC Reports and Financial Statements. Borrower's Common Stock, $0.001 par value per share (the "Common Stock"), is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Borrower is in compliance with its reporting and filing obligations under the Exchange Act. Borrower has made available to the Lenders (a) its annual reports to stockholders and its Annual Reports on Form 10-K for its last two fiscal years and (b) all of its Quarterly Reports on Form 10-Q and each other report, registration statement or definitive proxy statement filed with the Securities and Exchange Commission since the beginning of such two fiscal years (collectively, the "SEC Reports"). The SEC Reports do not (as of their respective dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited and unaudited financial statements of Borrower included in the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such Financial Statements or the notes thereto) and fairly present the financial position

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of Borrower and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended. Except as disclosed by Borrower in the SEC Reports or on Schedule 3.8, since the end of the most recent of such fiscal years, to the Borrower's Knowledge, nothing has occurred, nor is there an existing condition, event or series of events which reasonably would be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), property or prospects of Borrower or the ability of Borrower carry out its obligations under this Agreement, the Notes or the Security Agreement ("Material Adverse Effect").

     3.9. Title to Property and Assets. Borrower does not own any real property. Except as set forth on Schedule 3.9, Borrower has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a material adverse effect. Except as set forth on Schedule 3.9, with respect to properties and assets it leases, Borrower is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a material adverse effect.

     3.10. Intellectual Property.

           (a) As used in this Agreement, the following terms have the following meanings:

     "Copyrights" means United States or foreign registered or unregistered works of authorship, regardless of the availability of copyright protection, but including all copyrights and moral rights recognized by law and any applications for United States or foreign registration or renewal therefor.

     "Intellectual Property" means Copyrights, Patent Rights, Trademark Rights, Internet domain names, World Wide Web sites and all pages thereof, Know-How, Trade Secret Rights, Software, and registration rights of mask works for circuit designs under the Semiconductor Chip Protection Act of 1984, as amended, and similar rights under corresponding foreign laws, owned by Borrower or which any person or entity is under an obligation to assign ownership to Borrower.

     "Improvement" means any modification to the subject matter of the Intellectual Property made by, or for, or at the request of Borrower.

     "Patent Rights" means United States and foreign patent applications and patents and other patent rights, including any and all divisions, continuations, continuations in part, substitutions, reissues, re-examinations, extensions and renewals thereof.

     "Software" means any set of statements or instructions to be used directly or indirectly in a computer or microprocessor to bring about a certain result, including all software under development and all related documentation.

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     "Know-How" means all documented and undocumented research, ideas, data, theories, conclusions, reports, drawings, designs, blueprints, schematics, exhibits, models, prototypes, source code, object code, flow charts, manuals, processes, specifications, formulae, product configurations, notes, inventions (whether or not patentable and whether or not reduced to practice) and any other information of any kind developed, in development or maintained by Borrower or any of its employees, agents or representatives relating to any goods or services sold or licensed or offered for sale or license by Borrower or goods or services which Borrower has a present intention to sell or license.

     "Trademark Rights" means United States or foreign trademarks, service marks, trade names, trade dress, domain names and corporate names, whether registered or unregistered, and all pending United States and foreign applications therefor associated with any goods or services sold or licensed or offered for sale or license by Borrower or goods or services which Borrower has a present intention to sell or license.

     "Trade Secret Rights" means all documentation, Know-How, Software and other materials owned by Borrower that is considered to be proprietary to Borrower, is maintained on a confidential or secret basis, and is generally not known to other persons or entities who are not subject to confidentiality restrictions.

          (b) Set forth on Schedule 3.10 is an accurate description of Borrower's Patents, Copyrights and Trademark Rights, including (i) a complete and accurate list of all such Patents, Copyrights and Marks, (ii) an accurate description by country, type or category, and indication of status (namely, for Patent Rights whether each is unfiled, filed and pending, or issued, and all dates of maintenance fees paid, if applicable; for Copyrights and Trademark Rights, whether each is completed or in process, registered or unregistered, and all renewal dates, if applicable), and (iii) the name of the owner or licensor and each licensee and sub-licensee of each Patent, Copyright and Trademark Right. Except as otherwise indicated in Schedule 3.10 hereto, no information exists indicating that any of such Patents, Copyrights or Marks is invalid or has expired.

          (c) Except as set forth on Schedule 3.10, Borrower is the sole and exclusive owner of the entire right, title and interest in and to the Intellectual Property and the Improvements free and clear of all liens, claims, charges and encumbrances which could have a material adverse effect, and free and clear of any obligation to pay and license, royalty or other compensation to any person or to obtain any approval or consent for use thereof. To Borrower's Knowledge, there are no rights or interests, matured or unmatured, fixed or contingent, in and to the Intellectual Property or the Improvements in favor of any other person which presently exist other than rights granted by Borrower to its suppliers, consultants and/or customers and disclosed in Schedule 3.10. Except as set forth on Schedule 3.10, Borrower has the right to freely convey and assign the Intellectual Property and the Improvements in Borrower's own name, including the right to create derivatives.

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          (d) To Borrower's Knowledge, all filing, amendment, issue and maintenance or other fees due and owing to the United States Patent and Trademark Office and the United States Copyright Office and any fees or payments due and owing to any governmental agency, office or department of any other country in connection with the Intellectual Property have been paid in full on and as of the date hereof.

          (e) Except as set forth on Schedule 3.10, to Borrower's Knowledge, all documents, deposit materials, specimens of use, drawings, statements, declarations, affidavits, test data or other papers required to be filed in connection with applications or proceedings involving Borrower and its employees before the United States Patent and Trademark Office, the United States Copyright Office, or any governmental agency, office or department of any other country in connection with the Intellectual Property have been filed.

          (f) To Borrower's Knowledge, all Intellectual Property are valid and enforceable and Borrower does not have reasonable grounds to believe otherwise.

          (g) To Borrower's Knowledge, there are no Patent Rights or pending patent applications which, if issued in the form known to Borrower, have been, are or would be infringed or otherwise violated by the making, use, sale or license of any of the products or services sold or licensed, or currently offered for sale or license by Borrower, or which Borrower has a present intention to sell or license, or by any other conduct of Borrower.

          (h) To Borrower's Knowledge, there are no copyrights or trademark rights or other intellectual property rights, which have been, are or would be infringed or otherwise violated by the sale or license of any of the goods or services sold or licensed, or currently offered for sale or license by Borrower, or which Borrower has a present intention to sell or license, or by any other conduct of Borrower.

          (i) To Borrower's Knowledge, there are no trade secrets which have been, are, or would be misappropriated by the sale or license of any of the goods or services sold or licensed, or currently offered for sale or license by Borrower, or which Borrower has a present intention to sell or license, or by any other conduct of Borrower.

          (j) Except as set forth on Schedule 3.10, no Intellectual Property owned by Borrower and, to Borrower's Knowledge, no product, process or service practiced, offered, licensed or sold or under development by Borrower, infringes or otherwise violates any right of publicity or right of privacy of any person, or would give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer.

          (k) Except as set forth on Schedule 3.10, none of the Intellectual Property or the Improvements is the subject of an actual or, to Borrower's Knowledge, threatened lawsuit, arbitration, interference, reissue, re-examination, opposition, cancellation, public use proceeding, protest or any other proceeding of any kind which could result in a material loss or diminution of any of the Intellectual Property or the Improvements. Except as set forth on
Schedule 3.10, to the Knowledge of Borrower, no person or entity has asserted or has threatened to assert an interest

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adverse to the interests of Borrower in the Intellectual Property or the
Improvements including, but not limited to, a claim of inventorship, co-inventorship, authorship or co-authorship with respect thereto.

          (l) Borrower owns or holds the right to use all the Intellectual Property and Improvements necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by Borrower, and to conduct Borrower's business as presently conducted, and to satisfy and perform the existing contracts, commitments, arrangements and understandings with customers of Borrower. Except as set forth on Schedule 3.10, each item of third party Intellectual Property or third party Improvement which is licensed, sublicensed, distributed or otherwise used by Borrower is licensed by Borrower from the appropriate third party pursuant to the terms of a written license agreement which is valid and in full force and effect.

          (m) No current or former employees, principals, investors or independent contractors of Borrower have any claims or rights to any of the Intellectual Property. All personnel (including employees, agents, consultants and contractors) who have contributed to or participated in the conception and/or development of the Intellectual Property on behalf of Borrower have executed appropriate nondisclosure agreements and either (A) have been a party to a "work-for-hire" and/or other arrangement or agreements with Borrower in accordance with applicable law that has accorded Borrower full, effective, exclusive and original ownership of all tangible and intangible property and Intellectual Property rights thereby arising or relating thereto, or (B) have executed appropriate instruments of assignment in favor of Borrower as assignee that have irrevocably conveyed to Borrower effective and exclusive ownership of all tangible and intangible property rights thereby arising and related thereto.

          (n) The Trade Secret Rights of Borrower (A) have at all times been maintained in strict confidence and (B) have been disclosed by Borrower only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to Borrower and who have executed nondisclosure agreements. Neither Borrower nor any other third party has taken any action nor, to the Knowledge of Borrower failed to take any action that directly or indirectly caused any of such Trade Secret Rights to enter the public domain or in any way adversely affect its value to Borrower or its ownership thereof.

          (o) Borrower holds all licenses, franchises, permits and other governmental authorizations, including (without limitation) all export and FCC licenses, which are required for the conduct of any aspect of Borrower's business, as presently conducted and as conducted at any time since January 1, 1999. All such licenses, franchises, permits and other governmental authorizations are valid and current, and Borrower has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. Borrower has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in such licenses, franchises, permits and other governmental authorizations, and all laws and regulations applicable thereto, and is not in violation of any of the foregoing. The consummation of the transactions

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contemplated hereunder will not alter or impair or require changes to any such license, franchise, permit or other governmental authorization.

                       ARTICLE IV - COVENANTS OF BORROWER

     So long as the Notes are outstanding, Borrower agrees that, unless both of the Lenders shall give their prior consent in writing:

     4.1. Borrower shall carry on its business in the ordinary course substantially as conducted heretofore, and shall not engage in any transaction outside of the ordinary course of business.

     4.2. Borrower shall maintain its properties and facilities in good working order and condition, reasonable wear and tear excepted.

     4.3. Borrower shall perform all of its obligations under agreements relating to or affecting its assets, properties or rights.

     4.4. Borrower shall keep in effect all present or equivalent insurance policies.

     4.5. Borrower shall maintain and preserve its business organization intact and use its best efforts to retain its present key employees and relationships with suppliers, customers and others having business relationships with Borrower.

     4.6. Borrower shall maintain compliance with all permits, laws, rules and regulations, consent orders and all other orders of applicable courts, regulatory agencies, and similar governmental authorities.

     4.7. Borrower shall maintain its present leases in accordance with their respective terms, and shall not enter into new or amended lease instruments.

     4.8. Except with respect to pre-existing payment obligations (a) negotiated under the vendor settlement program, (b) under currently issued purchase orders, and (c) with respect to fees due to attorneys, accountants, and investment bankers relating to the transactions contemplated under the Bridge Loan Agreement and the Investment, Borrower shall not make any payment, or incur any obligation to make any payment in the ordinary course of business in excess of $50,000 without the prior written consent of the Lenders.

     4.9. Borrower shall comply in all respects with the terms of the Security Agreement.

     4.10. Borrower shall not incur any indebtedness other than: (i) trade debt incurred in the ordinary course of business, (ii) purchase money obligations in the ordinary course of business up to $50,000, or (iii) taxes and assessments not delinquent or actively being contested in good faith by Borrower and for which Borrower has adequate reserves.

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     4.11. Borrower shall not permit to exist against any of its assets any lien, mortgage, pledge, security interest, title retention device, or other encumbrance except for (i) Permitted Liens (as defined in the Security Agreement), (ii) taxes and assessments not delinquent or actively being contested in good faith by Borrower and for which Borrower has adequate reserves, or (iii) deposits or pledges for goods or services made in the ordinary course of business.

     4.12. Borrower shall not merge or consolidate with or into any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control (whether in one transaction or in a series of related transactions) of assets (whether now owned or hereafter acquired) having a fair market value of more than $50,000 at the time(s) of transfer, or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereafter created) at a discount or with recourse, to any person, except sales or other dispositions of assets in the ordinary course of business.

     4.13. Borrower shall not issue, or agree or commit to issue, any shares of capital stock, or to issue or grant any option, warrant, security or other rights (contingent or otherwise) to purchase or acquire shares of its capital stock, or any bond, debenture or other instrument or obligation which has the power to vote in respect to the corporate affairs and management of Borrower.

     4.14. Borrower shall not make any amendment to its Certificate of Incorporation or its By-Laws.

     4.15. Borrower shall use its best efforts to obtain a Subordination Agreement from Force Computers, Inc., Sanmina Corporation, and Brooktrout, Inc. (the "Junior Secured Creditors") prior to the anticipated closing of the Investment, and shall deliver, as a condition to the closing of the Investment, Subordination Agreements executed by the Junior Secured Creditors pursuant to which they will subordinate their existing liens on Borrower's fixtures and tangible personal property to the lien and security interest to be granted to the Lenders under this Loan Agreement, related Security Agreement, and other collateral documents, and under the security and collateral agreements to be executed in connection with the Investment.

     Within three (3) business days following Borrower's request for a waiver of any provision of this Article IV, the Lenders shall provide Borrower with their response to such request.

                     ARTICLE V - CONSUMMATION OF INVESTMENT

     The Lenders and Borrower agree to proceed expeditiously with the negotiation and preparation of a definitive purchase agreement memorializing the terms and conditions of the Investment.

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                       ARTICLE VI -- DEFAULTS AND REMEDIES

     6.1. An "Event of Default" occurs if:

           (a) Borrower defaults in the payment of any principal or interest of the Notes when the same shall become due, either by the terms thereof or otherwise as herein provided and the default continues for a period of five (5) business days after notice of such default is given to Borrower; or

           (b) Borrower defaults in the performance or observance of any other agreement, term or condition contained in the Notes, the Security Agreement or this Agreement and such default shall not have been remedied within five (5) days after written notice of such default shall have been received by Borrower (regardless of the source of such notice); or

           (c) Borrower shall default in the payment of any principal of, or premium, if any, or interest on, any other indebtedness in excess of $50,000 or obligation with respect to borrowed money after expiration of any grace or cure period or shall default in the performance of any material term of any instrument evidencing such Indebtedness or of any mortgage, indenture or agreement relating thereto after expiration of any grace or cure period, and the effect of such default is to cause or to permit the holder or holders of such obligation to cause, such Indebtedness or obligation to become due and payable prior to its stated maturity; or

           (d) Borrower pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) is the debtor in an involuntary case which is not dismissed within thirty (30) days of the commencement thereof, or

           (e) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) provides for relief against Borrower in an involuntary case,

                  (ii) appoints a Custodian of Borrower for all or substantially all of its property, or

                  (iii) orders the liquidation of Borrower,

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           (f) A final judgment for the payment of money in an amount in excess of $50,000 shall be rendered against Borrower (other than any judgment as to which a reputable insurance company shall have accepted full liability in writing) and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 20 days after the date on which the right to appeal has expired;

           (g) Any representation or warranty made by Borrower in this Agreement, the Security Agreement or in any other document or instrument furnished in connection with the transactions contemplated hereby shall prove to be materially false or incorrect on the date as of which made; or

           (h) An event shall occur or there exist facts or circumstances which create or result in a Material Adverse Effect;

then and in any such case (x) upon the occurrence of any Event of Default described in paragraphs (d) or (e), the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower, and (y) upon the occurrence of any other Event of Default, in addition to any other rights, powers and remedies permitted by law or in equity, the Lenders may, at their option, by notice in writing to Borrower, declare the Notes to be, and the Notes shall thereupon be and become, immediately due and payable, together with interest accrued thereon and all other sums due hereunder, without presentment, demand, protest or other notice of any kind, all of which are waived by Borrower.

     Upon the occurrence of any Event of Default, the holders of the Notes may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note held by them, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement, the Security Agreement or pursuant to applicable law. Borrower shall pay to the holders of the Notes upon demand the reasonable costs and expenses of collection and of any other actions referred to in this Article, including without limitation reasonable attorneys' fees, expenses and disbursements.

     No course of dealing and no delay on the part of the holders of the Notes in exercising any of their rights shall operate as a waiver thereof or otherwise prejudice the rights of such holders, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by the Notes on the holders thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

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     6.2. For purposes of this Article, the following definitions shall apply:

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                              ARTICLE VII - NOTICES

     All notices, requests and demands shall be given to or made upon the respective parties hereto in writing, such address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when duly deposited in the mails (by overnight delivery by a nationally-recognized overnight courier service or by United States registered or certified mail, postage prepaid, return receipt requested). Unless the parties designate otherwise, notices should be addressed as follows:

If to Borrower:

     AirNet Communications Corporation
     3950 Dow Road
     Melbourne, Florida 32934
     Attn: Glenn A. Ehley, President and Chief Executive Officer

with a copy to:

     Edwards & Angell, LLP
     One N. Clematis Street, Suite 400
     West Palm Beach, Florida 33401
     Attn: John G. Igoe, Esquire

If to Tecore:

     Tecore, Inc.
     7165 Columbia Gateway Drive
     Columbia, Maryland 21406
     Attn: Jay Salkini, President

     with a copy to:
     Whiteford, Taylor & Preston
     7 Saint Paul Street
     Baltimore, MD 21202-1626
     Attn: Robert Curran, Esquire

If to SCP:

     SCP Private Equity Partners, L.P.
     300 Building
     435 Devon Park Drive
     Wayne, PA 19087
     Attn: James W. Brown

with a copy to:

     Saul Ewing LLP
     1200 Liberty Ridge Drive
     Wayne, PA 19087
     Attn: Spencer W. Franck, Jr., Esquire

                           ARTICLE VII - MISCELLANEOUS

     7.1. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

     7.2. This Agreement may be amended, modified or terminated only by an instrument in writing signed by all parties.

     7.3. Neither this Agreement nor any right or obligation provided for herein may be assigned by any party without the prior written consent of the other parties.

     7.4. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

     7.5. Whenever in this Agreement an action is required or permitted to be taken by the Lenders, it may be taken by each Lender individually, or both of the Lenders, acting together. The Lenders may enter into a separate agreement that specifies the obligations and responsibilities of each party relating to the enforcement of their rights under this Agreement, or appoint an agent to act on their behalf.

     7.6. The Agreement may be executed in any number of counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Bridge Loan Agreement to be duly executed as of the day and year first above written.

                            BORROWER:

                            AIRNET COMMUNICATIONS CORPORATION



                            By: /s/ Glenn A. Ehley    (SEAL)
                               -----------------------
                            Name: Glenn A. Ehley
                            Title: President and Chief Executive Officer

                            LENDERS:

                            TECORE, INC.



                            By: /s/ Jay Salkini     (SEAL)
                               ---------------------
                            Name: Jay Salkini
                            Title: President and Chief Executive Officer


                            SCP PRIVATE EQUITY PARTNERS II, L.P.

                                      By: SCP PRIVATE EQUITY II GENERAL PARTNER,
                                             L.P., its General Partner

                                      By: SCP PRIVATE EQUITY II, LLC


                                      By: /s/ James W. Brown
                                         --------------------------------
                                      Name: James W. Brown
                                      Title: a Manager

SCHEDULES FOR BRIDGE LOAN AGREEMENT

Schedule 3.5.  Capitalization

Authorized Capital:

As of December 11, 2002, the Borrower's authorized capital stock consists of (i) 50,000,000 shares of common stock, $0.001 par value per share, and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share, of which 50,000 shares have been designated as Series A Junior Participating Preferred Stock.

Outstanding Capital:

The Borrower had 23,851,177 shares of common stock, par value $0.001 per share as of December 11, 2002.

The Borrower had 955,414 shares of Series B convertible preferred stock, $0.01 par value per share, outstanding as of December 11, 2002.

On January 20, 2003 subject to the closing of the financing described in Exhibit A of this Agreement on or before April 30, 2003, the Series B stockholders agreed to convert and exchange all outstanding Series B convertible preferred stock and waive all accumulated dividends in exchange for $1M and 22,545,968 shares of common stock.

As of December 11, 2002, there are common stock purchase warrants outstanding for the purchase of up to 3,466,253 shares of common stock.

As of December 11, 2002, there were 2,398,789 shares underlying outstanding options to purchase common stock pursuant to the Borrower's 1999 Equity Incentive Plan and 1,500,464 shares of common stock remained available for grant. Of the 2,398,789 shares underlying outstanding options, options to purchase 1,454,367 shares of common stock were vested and options to purchase 944,422 shares were unvested.

Other than issuance of stock upon exercise of stock options or grant of stock options in the ordinary course, the Company has not sold or issued any common stock or preferred stock since December 11, 2002.

Schedule 3.6.  Litigation

--------------------------------------------------------------------------------
Mayer Sinensky vs. AirNet,   21 MC 92 (SAS) United States       Securities
Salomon Smith Barney, Volpe                 District Court for  Class Action
Brown Whelan, H&Q, Hamilton                 the Southern
and Hattori                                 District of New
                                            York
--------------------------------------------------------------------------------
AirNet v. Richard Beckley    Case No:       18/th/ Judicial     Breach of
                             05-2002        Circuit Court       Contract;
                             CA-006436      (Brevard County)    Tortious
                                                                Interference
--------------------------------------------------------------------------------
AirNet v. Marconi            Case No:       18/th/ Judicial     Breach of
                             05-2002-CA-    Circuit Court       Contract;
                             007566-        (Brevard County)    Unjust
                             XXXX-XX                            Enrichment;
                                                                Promissory
                                                                Estoppel; Money
                                                                Lent; Fraud
--------------------------------------------------------------------------------

Creditors of the Borrower may have a basis for actions, suits, claims, arbitrations, or other legal proceedings with respect to past due accounts payable or other obligations due under existing agreements with the Borrower.

In connection with the cost reduction reorganization plan the Borrower intends to lay off a certain number of employees. While the Borrower intends to attempt to negotiate severance packages in exchange for releases from such employees, some employees may make claims or bring actions against the Borrower for wrongful termination including wrongful termination on the basis of age, minority, or gender discrimination.

Schedule 3.8.  SEC Reports and Financial Statements

Preliminary and unaudited results for the 4/th/ Quarter of 2002 are as follows:

Revenue:  Approximately $1.9M
Ending Cash Balance: Approximately $3.2M

Since December 31, 2002, Borrower has had insufficient revenues and purchase orders to sustain its operations in the near term and has been unable to raise debt or equity capital and has had insufficient cash flow to pay certain obligations.

See also the Business Plan provided pursuant to Section 3.7 of the Agreement.

Schedule 3.9.  Title to Property and Assets

     1. Security Agreement between AirNet Communications Corporation, Force Computers, Inc., Sanmina Corporation and Brooktrout, Inc. dated 15 November 2001 granting a security interest in and to all fixtures and tangible personal property of AirNet. The current amount of indebtedness to these creditors is approximately $2M as of December 31, 2002.

Schedule 3.10. Intellectual Property.

   1. InterDigital Communications Corporation ("IDC) has previously asserted that the Company may be infringing certain TDMA patents held by IDC. After review of this matter with Akerman Senterfit, the Company does not believe it infringes such patents. The Company presently believes this matter is closed with IDC, but there can be no assurance that it will stay closed.

   2. The Borrower has license agreements with ArrayComm, Inc., Comsys Communications and Signal Processing, INTEL Corp. (fka Trillium Digital Software) and Tesaria, Inc. for software which is or may be integrated into the Borrower's products.

   3. The Borrower has incorporated numerous widely commercially available third party software products into its products (e.g., Wind River).

   4.   See attached list of Patents and Trademarksof the Borrower.

5.   Copyrights:

          TXu 1-038-568 dated Feb. 12, 2002 entitled AirNet(R) BSS Software, Release,
1.8.2
TXu 1-038-569 dated Feb. 12, 2002 entitled AirNet(R) BSS Software, Release,
2.4.1
TXu 1-038-570 dated Feb. 12, 2002 entitled AirNet(R) BSS Software, Release,
3.0.2

                                    EXHIBIT B

Conditions to Draw Down

Borrower shall provide to Lenders notice of its intention to draw down funds, setting forth the amount to be drawn down and the date of funding (which date shall be at least ten days following the date of receipt by the Lenders of the notice). The Lenders agree to advance such sums in accordance with Borrower's notices, provided that at the time of each request, Borrower has provided assurances acceptable to the Lenders that the following conditions have been met:

(1) There exists no Event of Default under this Agreement;

(2) Borrower is performing within ninety percent (90%) compliance of the cash flow projection set forth in the Plan;

(3) Borrower has taken the steps appropriate to achieve the expense reductions contemplated by the Plan; and

(4) With respect to draws occurring on or after March 24, 2003, Borrower has achieved a Critical Design Review milestone with respect to AirSite 5b.

The maximum amount of funds which may be drawn down by Borrower, in addition to the Initial Amount, shall be:

--------------------------------------------------------------------------------
DRAW DOWN DATE                               AMOUNT
--------------------------------------------------------------------------------
Prior to February 24, 2003                   0
--------------------------------------------------------------------------------
Prior to March 25, 2003                      $1,600,000
--------------------------------------------------------------------------------
Prior to April 24, 2003                      $3,200,000
--------------------------------------------------------------------------------
On or after April 24, 2003                   $4,400,000
--------------------------------------------------------------------------------